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                                                                    EXHIBIT 5



                            (WHITE & CASE LETTERHEAD)


MSB:ACW                                   September 7, 1994








Newmont Gold Company
1700 Lincoln Street
Denver, Colorado  80203

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (No. 33-54897) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Newmont Gold Company, a Delaware corporation ("Newmont"), on August 3, 1994 with the Securities and Exchange Commission (the "Commission"), and Amendment No. 1 thereto, being filed on or about the date hereof with the Commission, with respect to the proposed sale of Series 1994-A1 and 1994-A2 Pass Through Certificates (the "Pass Through Certificates") representing fractional undivided interests in trusts (the "Pass Through Trusts") each to be formed pursuant to pass through trust agreements (the "Pass Through Agreements") between Newmont and First National Bank of Chicago, a national banking association, as Pass Through Trustee (the "Pass Through Trustee").

        Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that, when (i) each of the Pass Through Agreements has been duly executed and delivered by the parties thereto, (ii) the final terms of the Pass Through Certificates have been approved by
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Newmont Gold Company                                                     -2


appropriate action, and (iii) the Pass Through Certificates have been duly authorized, executed, authenticated, completed, issued and delivered against payment therefor by the Pass Through Trustee in accordance with the terms of the Pass Through Agreements, the Pass Through Certificates will thereupon be validly issued and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,



                                          /s/ White & Case